APPENDIX A

SHARE EXCHANGE AGREEMENT

BY AND AMONG TEXEN OIL & GAS, INC.,
PAUL LEMMON, ROBERT BAKER, TEXAS
BROOKSHIRE PARTNERS, INC., HARRY P.
GAMBLE, IV, AND THE PERSONS
IDENTIFIED ON SCHEDULE A HERETO.

SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT (this "Agreement"), dated as of June 24, 2002, by and among TEXEN OIL & GAS, INC., a Nevada corporation ("TEXEN"), PAUL LEMMON and ROBERT BAKER (collectively the "TEXEN INSIDERS"), TEXAS BROOKSHIRE PARTNERS, INC., a Texas corporation, ("PARTNERS"), HARRY P. GAMBLE, IV and ( "PARTNERS INSIDER") and the Persons identified on Schedule A hereto (the "SELLERS").

W I T N E S S E T H:

WHEREAS, the respective Boards of Directors of TEXEN and PARTNERS each has determined that it is in the best interests of their respective stockholders for TEXEN to acquire PARTNERS through an exchange of shares of TEXEN Common Stock for the issued and outstanding PARTNERS Stock (as more fully described in Article II below), in an acquisition that constitutes a tax-free transaction meeting the requirements of Section 368 (a)(1)(B) of the Code, and will result in PARTNERS becoming a direct subsidiary of TEXEN upon the terms and conditions set forth herein; and

WHEREAS, TEXEN is a publicly held Nevada corporation engaged principally in the business of mining exploration; and

WHEREAS, the Sellers collectively own up to one hundred percent (100%) of the issued and outstanding capital stock of PARTNERS (the "PARTNERS Stock"), and desire to sell to TEXEN, and TEXEN desires to acquire, on the terms and subject to the conditions set forth in this Agreement, the PARTNERS Stock;

NOW, THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties hereto hereby agree as follows:

ARTICLE 1 Definitions

In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

"Affiliate" shall mean with respect to a specified Person, any other Person which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes, with respect to a Person (a) any other Person which beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person or beneficially owns or holds ten percent (10%) or more of any other equity interests in such Person, (b) any other Person with respect to which such Person beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person, or owns or holds ten percent (10%) or more of the equity interests of the other Person, and (c) any director or senior officer of such Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

"Agreement" shall mean this Share Exchange Agreement together with all exhibits and schedules referred to herein, which exhibits and schedules are incorporated herein and made a part hereof.

"Certificates" shall have the meaning set forth in Section 2.3.

"Closing" shall have the meaning set forth in Section 2.6.

"Closing Date" shall mean the date that the Closing takes place.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Commission" shall mean the United States Securities and Exchange Commission.

"Consideration Shares" shall have the meaning set forth in Section 2.2.

"Conversion" shall mean the conversion of all the issued and outstanding Preferred Stock of PARTNERS to PARTNERS Common Stock consented to by a majority of the holders of such Preferred Stock in connection with this Transaction.

"Employee Benefit Plans" shall have the meaning set forth in Section 3.19.

"Environmental Laws" shall have the meaning set forth in Section 3.23.

"ERISA" shall have the meaning set forth in Section 3.19.

"Exchange Ratio" shall have the meaning set forth in Section 2.2.

"Financial Statements of TEXEN" shall mean (i) the unaudited balance sheet and the unaudited statements of income, cash flow and retained earnings of TEXEN for the nine month period ended March 31, 2002, and (ii) the audited balance sheet and the audited statements of income, cash flow and retained earnings of TEXEN for the fiscal year ended June 30, 2001, including in each such case any related notes, each prepared according to GAAP consistently applied with prior periods, except as set forth on Schedule 3.14.

"GAAP" shall have the meaning set forth in Section 3.14.

"Governmental Authorizations" shall have the meaning set forth in Section 3.25.

"Guaranty" shall mean, as to any Person, all liabilities or obligations of such Person, with respect to any indebtedness or other obligations of any other Person, which have been guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor.

"Indemnified Party" shall have the meaning set forth in Section 5.4.

"Indemnifying Party" shall have the meaning set forth in Section 5.4.

"Intellectual Property" shall mean the rights to any patent, trademark, copyright, service mark, invention, software, software code, trade secret, technology, product, composition, formula, method or process.

"Investments" shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person (except for extensions of credit to customers in the ordinary course of business), all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including, but not limited to, arrangements in which (i) the first Person shares profits and losses of the other Person, (ii) any such other Person has the right to obligate or bind the first Person to any third party, or (iii) the first Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other entity.

"Knowledge" shall mean, in the case of any Person who is an individual, knowledge that a reasonable individual under similar circumstances would have after such investigation and inquiry as such reasonable individual would under such similar circumstances make, and in the case of a Person other than an individual, the knowledge that a senior officer or director of such Person, or any other Person having responsibility for the particular subject matter at issue of such Person, would have after such investigation and inquiry as such senior officer, director or responsible Person would under such similar circumstances make.

"Liabilities" shall have the meaning set forth in Section 3.15.

"Litigation" shall have the meaning set forth in Section 3.7.

"Material Adverse Effect" shall mean any event or condition of any character which has had or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, properties, business or prospects of TEXEN or PARTNERS, as applicable.

"Material Agreements" shall have the meaning set forth in Section 4.20.

"Material TEXEN Agreements" shall have the meaning set forth in Section 3.21.

"Outstanding TEXEN Common Stock" shall have the meaning set forth in Section 3.12.

"PARTNERS" shall mean TEXAS BROOKSHIRE PARTNERS, INC., a Texas corporation.

"PARTNERS Common Stock" shall mean the shares of common stock, no par value, of

PARTNERS, as further described in Section 4.11.

"PARTNERS INSIDER" shall mean HARRY P. GAMBLE, IV.

"PARTNERS Stock" shall have the meaning set forth in Section 4.11 and the recitals to this Agreement.

"Periodic Reports" shall have the meaning set forth in Section 3.14.

"Person" shall mean any natural person, corporation, unincorporated organization, partnership, association, limited liability company, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

"Purchaser Documents" shall have the meaning set forth in Section 3.2.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Sellers" shall mean the Persons identified on Schedule A hereto.

"Subsidiary" of any Person shall mean any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of more than fifty percent (50%), or which may effectively be controlled, directly or indirectly, by such Person.

"TEXEN" shall mean TEXEN OIL & GAS, INC., a Nevada corporation.

"TEXEN Common Stock" shall mean the shares of common stock, par value $.00001 per share, of TEXEN, as further described in Section 3.12.

"TEXEN INSIDERS" shall mean PAUL LEMMON and ROBERT BAKER.

"TEXEN Leased Property" shall have the meaning set forth in Section 3.16.

"TEXEN Leases" shall have the meaning set forth in Section 3.16.

"Transaction" shall have the meaning set forth in Section 2.1.

The words "hereof," "herein" and "hereunder" and the words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.

ARTICLE 2 Transaction; Terms of EXCHANGE; Manner of Converting Shares

ARTICLE 2.1 Exchange of Securities. Subject to the terms and conditions set forth herein, on the Closing Date, each of the Sellers who have executed this Agreement shall exchange to TEXEN, and TEXEN shall exchange from such Sellers, all of such Seller's right, title and interest in and to the PARTNERS Stock indicated next to such Seller's name on Schedule A hereto (the "Transaction"). At the Closing, each of such Sellers shall deliver to TEXEN all of the certificates representing the PARTNERS Stock indicated next to such Seller's name on Schedule A, together with stock powers duly executed by each of the Sellers in blank and sufficient to convey to TEXEN good and marketable title to the PARTNERS Stock free and clear of any and all claims, liens, charges, security interests, pledges or encumbrances of any nature whatsoever.

ARTICLE 2.2 Consideration. The purchase price for the PARTNERS Stock shall be paid by the issuance to each Seller of 20,000 shares of TEXEN Common Stock, less a reduction of one (1) share for each $2.50 owed by each Seller of PARTNERS' shares for delinquent Joint Interest Billing and Lease Operating Expense accounts owed by certain shareholders of PARTNERS for the operation of the BROOKSHIRE DOME FIELD properties of Waller County, Texas, (the "Exchange Ratio") of TEXEN Common Stock, par value $.00001 per share (collectively, the "Consideration Shares"), for each share of PARTNERS Stock held by such Seller and tendered at the Closing. The Consideration Shares shall, upon issuance and delivery to the Sellers in accordance with the terms hereof, be fully paid, validly issued and non-assessable, but shall not be registered securities under the Securities Act of 1933, as amended, (the "Securities Act") pursuant to a valid exception thereunder.

ARTICLE 2.3 Exchange of Shares. At the Closing, the Sellers shall surrender their certificate or certificates (the "Certificates") which represent their shares of PARTNERS Stock and shall promptly upon surrender thereof receive in exchange therefore the number of whole Consideration Shares issuable in respect to all shares of PARTNERS Stock held by each Seller (rounded to the nearest share). TEXEN shall not be obligated to deliver the Consideration Shares which a Seller is entitled to pursuant to this Agreement until such Seller surrenders their Certificate or Certificates for exchange as provided in this Section 2.3 or delivers a lost stock certificate affidavit pursuant to Section 2.9 of this Agreement.

ARTICLE 2.4 Legending of Securities. Each certificate for Consideration Shares shall bear substantially the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE
SECURITIES LAWS. THESE SHARES HAVE BEEN ACQUIRED FOR
INVESTMENT AND MAY NOT BE OFFERED, SOLD, ASSIGNED,
TRANSFERRED, PLEDGED. OR HYPOTHECATED IN THE ABSENCE
OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID
ACT OR LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO
THE COMPANY THAT SUCH REGISTRATION IS NOT, IN THE
CIRCUMSTANCES, REQUIRED UNDER SAID ACT.

ARTICLE 2.5 Fractional Shares. Notwithstanding any other provision of this Agreement, if a Seller would otherwise have been entitled to receive a fraction of a share of TEXEN Common Stock (after taking into account all Certificates delivered by the Seller), the number of shares issuable to that Seller shall be rounded up to the next whole number.

ARTICLE 2.6 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on or about June 30, 2002, or at such other time as the parties, acting through their authorized officers, may mutually agree. The Closing shall be held at the Law Offices of Harry P. Gamble, IV, 7700 San Felipe, Suite 500, Houston, Texas 77063, or at such other location as may be mutually agreed upon by the parties.

ARTICLE 2.7 Directors and Officers. HARRY P. GAMBLE, IV, the current director of PARTNERS, and PAUL LEMMON and ROBERT BAKER, current directors of TEXEN, together with such additional Persons as may thereafter be elected or appointed, shall serve as the directors of PARTNERS and of TEXEN respectively, from and after the Closing, in accordance with the Bylaws of PARTNERS and the Bylaws of TEXEN, respectively.

ARTICLE 2.8 Tax Consequences. It is the intention of the parties hereto that no taxable income or gain shall be recognized by any of the Sellers or the PARTNERS INSIDER, and that the Transaction be deemed a tax-free exchange pursuant to the Code.

ARTICLE 2.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by such Seller (setting forth the number of shares of PARTNERS Stock represented by such lost, stolen or destroyed Certificates), TEXEN shall pay such Seller the Consideration Shares to which such Seller is entitled.

ARTICLE 3 Representations and Warranties of TEXEN and TEXEN INSIDERS

In order to induce PARTNERS to enter into this Agreement and to consummate the transactions contemplated hereby, TEXEN and the TEXEN INSIDERS, jointly and severally, make the representations and warranties set forth below to PARTNERS, the PARTNERS INSIDER and each of the Sellers.

ARTICLE 3.1 Organization; Standing and Power. TEXEN is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. TEXEN and each of the TEXEN INSIDERS has all requisite right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. TEXEN has all corporate right, power and authority to own or lease and operate its properties, and to conduct its business as presently conducted and as proposed to be conducted. TEXEN is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on TEXEN. Each jurisdiction in which TEXEN is so qualified is listed on Schedule 3.1 hereto.

ARTICLE 3.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by TEXEN and the TEXEN INSIDERS and all other agreements to be executed, delivered and performed by TEXEN and the TEXEN INSIDERS pursuant to this Agreement (collectively, the "Purchaser Documents") and the consummation by TEXEN and the TEXEN INSIDERS of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or individual action on the part of TEXEN and the TEXEN INSIDERS, as applicable. This Agreement and the Purchaser Documents have been duly executed and delivered by TEXEN and the TEXEN INSIDERS, and constitute the legal, valid and binding obligation of TEXEN and the TEXEN INSIDERS, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

ARTICLE 3.3 Investment Representations. TEXEN is acquiring the PARTNERS Common Stock for its own account, for investment purposes only and not with a present view or purpose for the resale or other distribution thereof.

ARTICLE 3.4 No Violation or Conflict. The execution, delivery and performance of this Agreement and the Purchaser Documents by TEXEN and the TEXEN INSIDERS, and the consummation by TEXEN and the TEXEN INSIDERS of the transactions contemplated hereby and thereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of TEXEN's Articles of Incorporation or Bylaws or the equivalent organizational documents of any of TEXEN's Subsidiaries; and (b) except as set forth on Schedule 3.4 hereto, do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of TEXEN or any of its Subsidiaries pursuant to any instrument or agreement to which TEXEN is a party or by which TEXEN or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing, each of which instruments or agreements is listed in Schedule 3.4 hereto.

ARTICLE 3.5 Consents of Governmental Authorities and Others. No consent, approval, order or authorization of, or registration, declaration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by TEXEN or the TEXEN INSIDERS in connection with the execution, delivery or performance of this Agreement by TEXEN and the TEXEN INSIDERS or the consummation by TEXEN and the TEXEN INSIDERS of the transactions contemplated hereby.

ARTICLE 3.6 Conduct of Business. Except as disclosed on Schedule 3.6 hereto, since June 1, 2002, TEXEN has conducted its businesses in the ordinary and usual course consistent with past practices and there has not occurred any adverse change in the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of TEXEN, and no such change is threatened. Without limiting the generality of the foregoing, except as disclosed on Schedule 3.6, since June 1, 2002, TEXEN has not: (a) amended its Articles of Incorporation or Bylaws; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue or sell any such securities; (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such capital stock; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect on any of its properties, assets, business or prospects; (e) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind; (f) made or committed to make any capital expenditures in excess of $10,000; (g) become subject to any Guaranty; (h) granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any severance package, bonus, pension, profit-sharing or other plan or commitment); (i) entered into any agreement which would be a Material Agreement, or amended or terminated any existing Material Agreement; (j) been named as a party in any Litigation, or become the focus of any investigation by any government or regulatory agency or authority; (k) declared or paid any dividend or other distribution with respect to its capital stock; or (l) experienced any other event or condition of any character which has had or to TEXEN's or the TEXEN INSIDERS' Knowledge, could reasonably be expected to have a Material Adverse Effect on TEXEN. Schedule 3.6 sets forth a true and complete list of all bonuses or other distributions made by TEXEN since December 31, 2001.

ARTICLE 3.7 Litigation. Except as set forth on Schedule 3.7, there are no actions, suits, investigations, claims or proceedings ("Litigation") pending or, to the Knowledge of TEXEN or any of the TEXEN INSIDERS, threatened before any court or by or before any governmental or regulatory authority or arbitrator, (a) affecting TEXEN (as plaintiff or defendant) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on TEXEN or (b) against TEXEN or the TEXEN INSIDERS relating to TEXEN's Common Stock or the transactions contemplated by this Agreement and there exist no facts or circumstances to the Knowledge of TEXEN or the TEXEN INSIDERS creating any reasonable basis for the institution of any Litigation against TEXEN or the TEXEN INSIDERS. Schedule 3.7 sets forth a list of any Litigation commenced against TEXEN or the TEXEN INSIDERS in the last five (5) years.

ARTICLE 3.8 Brokers. Neither TEXEN nor the TEXEN INSIDERS has employed any broker or finder, and none of them has incurred or will incur, directly or indirectly, any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated in this Agreement or the Purchaser Documents.

ARTICLE 3.9 Compliance. Except as set forth on Schedule 3.9, TEXEN and its Subsidiaries are in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to TEXEN and its Subsidiaries and their respective assets and properties, including, without limitation, those relating to (a) the registration and sale of the TEXEN Common Stock, (b) the establishment of a public trading market for the TEXEN Common Stock, (c) the public trading of the TEXEN Common Stock, and (d) Environmental Laws, the failure to comply with any of which could reasonably be expected to have a Material Adverse Effect on TEXEN. TEXEN is not subject to any judicial, governmental or administrative order, judgment or decree.

ARTICLE 3.10 Charter, Bylaws and Corporate Records. A true, correct and complete copy of (a) the Articles of Incorporation of TEXEN, as amended and in effect on the date hereof, (b) the Bylaws of TEXEN, as amended and in effect on the date hereof, and (c) the minute books of TEXEN (containing all corporate proceedings from the date of incorporation) are attached hereto as Schedule 3.10. Such minute books contain accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of TEXEN from the date of its incorporation to the date hereof which were memorialized in writing. No actions have been taken since the date of TEXEN's incorporation that are not memorialized in writing.

ARTICLE 3.11 Subsidiaries and Investments. Except as described on Schedule 3.11, TEXEN has no Subsidiaries or Investments. TEXEN owns one hundred percent (100%) of the issued and outstanding capital stock of the Subsidiaries listed on Schedule 3.11.

ARTICLE 3.12 Capitalization. The authorized capital stock of TEXEN consists solely of 100,000,000 shares of common stock, $.00001 par value per share, of which 45,448,879 shares are issued and outstanding (the "Outstanding TEXEN Common Stock"). All shares of Outstanding TEXEN Common Stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by TEXEN from the date of its incorporation to the date hereof were issued in violation of any statutory, contractual or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of TEXEN. Except as set forth on Schedule 3.12 hereto, all taxes required to be paid in connection with the issuance and any transfers of TEXEN's capital stock have been paid. All permits or authorizations required to be obtained from or registrations required to be effected with any Person in connection with any and all issuances of securities of TEXEN from the date of TEXEN's incorporation to the date hereof have been obtained or effected and all securities of TEXEN have been issued and are held in accordance with the provisions of all applicable securities or other laws. The Outstanding TEXEN Common Stock constitutes one hundred percent (100%) of the issued and outstanding capital stock of TEXEN. The Consideration Shares shall, upon issuance and delivery to the Sellers in accordance with the terms hereof, be fully paid, validly issued and non-assessable, but shall not be registered securities under the Securities Act of 1933. Neither TEXEN nor any of its Subsidiaries has any option plans, restricted stock plans, or any other plan under which securities of TEXEN have been or could be issued. There are no registration rights and, to the Knowledge of TEXEN and the TEXEN INSIDERS, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of TEXEN or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries. Schedule 3.12 contains a description of the capitalization of TEXEN as it shall be immediately following the Closing of the Transaction.

ARTICLE 3.13 Rights, Warrants, Options. Except as set forth on Schedule 3.13, there are no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of TEXEN or its Subsidiaries; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of TEXEN or its Subsidiaries; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by TEXEN or its Subsidiaries of any capital stock or other equity interests of TEXEN or its Subsidiaries, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

ARTICLE 3.14 Commission Filings and Financial Statements. Attached hereto as Schedule 3.14 is a true and complete list of all the Forms 10KSB, 10QSB, 8-K and other required filings filed by TEXEN with the Commission (collectively the "Periodic Reports") since TEXEN became subject to the periodic reporting requirements of the Securities Exchange Act of 1934. All Periodic Reports of TEXEN required to have been filed with the Commission have been filed in a timely manner, have been true, accurate and complete in all material respects and have been filed in compliance with the requirements of the Securities and Exchange Act of 1934. None of TEXEN's Subsidiaries is required to file any forms, reports or other documents with the Commission. The Financial Statements of TEXEN: (a) have been prepared in accordance with the books of account and records of TEXEN; (b) fairly present, and are true, correct and complete statements in all material respects of TEXEN's financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied with prior periods, except as set forth on Schedule 3.14.

ARTICLE 3.15 Absence of Undisclosed Liabilities. Other than as disclosed by the Periodic Reports, the Financial Statements of TEXEN or as disclosed on Schedule 3.15, TEXEN does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or Litigation, whether or not of a kind required by GAAP to be set forth on a financial statement ("Liabilities"). Except as listed on Schedule 3.15, TEXEN does not have any Liabilities other than Liabilities fully and adequately reflected in the Periodic Reports or the Financial Statements of TEXEN. TEXEN and the TEXEN INSIDERS have no Knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of TEXEN, except as set forth on Schedule 3.15.

ARTICLE 3.16 Real Property. TEXEN does not own any fee simple interest in real property. TEXEN does not lease, sublease, or have any other contractual interest, including mining interests, in any real property other than as set forth on Schedule 3.16. Schedule 3.16 sets forth the street address of each parcel of real property leased or subleased by TEXEN, or in which TEXEN has any other contractual interest, including mining interests (collectively the "TEXEN Leased Property"). Attached hereto as Schedule 3.16 are true and complete copies of all of the lease, sublease and other contractual agreements, including mining agreements (collectively the "TEXEN Leases"), as amended to date, relating to the TEXEN Leased Property. The TEXEN Leases are valid, binding and in full force and effect, all rent and other sums and charges payable thereunder are current, and no notice of default or termination under any of the TEXEN Leases is outstanding.

ARTICLE 3.17 List of Accounts and Proxies. Set forth on Schedule 3.17 is: (a) the name and address of each bank or other institution in which TEXEN maintains an account (cash, securities or other) or safe deposit box; (b) the name and phone number of TEXEN's contact person at such bank or institution; (c) the account number of the relevant account and a description of the type of account; (d) the name of each person authorized by TEXEN to effect transactions therewith or to have access to any safe deposit box or vault; and (e) all proxies, powers of attorney or other like instruments to act on behalf of TEXEN in matters concerning its business or affairs.

ARTICLE 3.18 Personnel. Schedule 3.18 contains the names and annual salary rates and other compensation of all officers, directors, consultants and employees of TEXEN (including compensation paid or payable by TEXEN under any employee benefit or option plans). Schedule 3.18 sets forth a list of all employee policies, employee manuals or other written statements of rules or policies as to working conditions, vacation and sick leave.

ARTICLE 3.19 Employment Agreements and Employee Benefit Plans.

(1) Except as set forth in Schedule 3.19, TEXEN has not had any and does not have any defined contribution plan and it is not (and was never) part of a controlled group contributing to any defined contribution plan and is not and was never a party to any collective bargaining agreement or other employment contracts. TEXEN has not, nor does it now contribute to any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any health, dental, vision, long term disability, short term disability, life insurance or other welfare benefits plan, or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, except as set forth in Schedule 3.19 and it is not now (and was never) a part of a controlled group with regard to any of the foregoing. Schedule 3.19 also contains a true and correct statement of the names, relationship with TEXEN, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended June 31, 2001 of each director, officer, consultant or employee of TEXEN. Except as set forth on Schedule 3.19, since June 1, 2002, TEXEN has not changed the rate of compensation of any of its directors, officers, consultants or employees, and TEXEN will not be required to make any severance payments to any of its directors, officers, consultants or employees as a result of the Transaction.

(2) There are no complaints, charges, claims, allegations, grievances, or litigations pending or threatened which reflect or pertain to: (i) any federal, state or local labor, employment, anti-discrimination, workers compensation, disability or unemployment law, regulation or ordinance; (ii) any claim for wrongful discharge, harassment, discrimination, breach of employment contract or employment-related tort; or (iii) any employment agreement, restrictive covenant, non-competition agreement or employee confidentiality agreement, which, in any such case, if adversely determined, could reasonably be expected to have a Material Adverse Effect on TEXEN or any of its Subsidiaries.

ARTICLE 3.20 Tax Matters. All tax returns and tax reports required to be filed with respect to the income, operations, business or assets of TEXEN have been timely filed (or appropriate extensions have been obtained which extensions are listed on Schedule 3.20) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all of the foregoing as filed are true, correct and complete in all material respects, and reflect accurately all Liabilities for taxes of TEXEN for the periods to which such returns relate, and all amounts shown as owing thereon have been paid. Except as set forth on Schedule 3.20, all income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, withholding, FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by TEXEN or relating to or chargeable against any of its assets, revenues or income or relating to any employee, independent contractor, creditor, stockholder or other third party through the date hereof which were required to be collected and/or paid by TEXEN, were fully collected and paid by such date or provided for by adequate reserves. Except as set forth on Schedule 3.20, no taxation authority has since the date of TEXEN's incorporation, sought to audit the records of TEXEN for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to such taxation authority, or for TEXEN's alleged failure to provide any such tax returns, reports or related information and disclosure. Except as provided on Schedule 3.20, no claims or deficiencies have been asserted against or inquiries raised with TEXEN with respect to any taxes or other governmental charges or levies which have not been paid or otherwise satisfied, including claims that, or inquiries whether, TEXEN has not filed a tax return that it was required to file, and there exists no reasonable basis for the making of any such claims or inquiries. TEXEN has not waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to taxation other than filing extensions as set forth on Schedule 3.20. TEXEN has not filed a consent under Section 341(f) of the Code concerning collapsible corporations, is not and has never been a party to a tax allocation or sharing agreement or a member of a group filing a consolidated federal income tax return, and has not been a United States real property holding corporation within the meaning of Code Section 897 (c)(2), during the applicable period specified in Code Section 897(c)(1)(A)(ii).

ARTICLE 3.21 Material Agreements.

(1) Schedule 3.21 sets forth a brief description of all material written and oral contracts or agreements relating to TEXEN (except with respect to the TEXEN Leases, which are set forth on Schedule 3.16, which is hereby incorporated by reference into Schedule 3.21 and made a part thereof), including without limitation any: (i) contract resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of Ten Thousand Dollars ($10,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets involving more than Ten Thousand Dollars ($10,000.00) in each instance; (iii) agreement which restricts TEXEN from engaging in any line of business or from competing with any other Person; or (iv) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, business or prospects of TEXEN (collectively, and together with the TEXEN Leases, employment agreements, Employee Benefit Plans and all other agreements required to be disclosed on any Schedule to this Agreement, the "Material TEXEN Agreements"). TEXEN has previously furnished to PARTNERS true, complete and correct copies of all written agreements, as amended, required to be listed on Schedule 3.21.

(2) Except as set forth on Schedule 3.21, none of the Material TEXEN Agreements was entered into outside the ordinary course of business of TEXEN, contains any provisions that will impair or adversely effect in any material way the operations of TEXEN, or is reasonably likely to be performed at a material loss.

(3) The Material TEXEN Agreements are each in full force and effect and are the valid and legally binding obligations of TEXEN and the other parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles. TEXEN has not received notice of default by TEXEN under any of the Material TEXEN Agreements and TEXEN is not in default thereunder. TEXEN has not received notice of the pending or threatened cancellation, revocation or termination of any of the Material TEXEN Agreements.

(4) Except as otherwise indicated on Schedule 3.21, to TEXEN and the TEXEN INSIDERS' Knowledge, the continuation, validity and effectiveness of the Material TEXEN Agreements under the current terms thereof will in no way be adversely affected by the consummation of the transactions contemplated by this Agreement.

ARTICLE 3.22 Guaranties. Except as set forth on Schedule 3.22, TEXEN is not a party to any Guaranty, and no Person is a party to any Guaranty for the benefit of TEXEN.

ARTICLE 3.23 Environmental Matters. None of the TEXEN Leased Property nor any other property used by TEXEN presently or in the past has been used to manufacture, treat, store, or dispose of any hazardous substance and such property is free of all such substances such that the condition of the property is in compliance with applicable Environmental Laws (as defined below).

Except as described on Schedule 3.23, TEXEN is in compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollutant or toxic or hazardous substance (including, without limitation, asbestos, radioactive material and pesticides) (the "Environmental Laws") applicable to TEXEN or its business as a result of any hazardous substance utilized by TEXEN in its business or otherwise placed at any of the facilities owned, leased or operated by TEXEN, or in which TEXEN has a contractual interest, including mining interests. Except as described on Schedule 3.23, neither the TEXEN INSIDERS, nor TEXEN (or its directors or officers), has received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance by TEXEN with any Environmental Laws, and there is no Litigation pending or, to TEXEN or the TEXEN INSIDERS' Knowledge, threatened against any of TEXEN, the TEXEN INSIDERS or any director or officer of TEXEN, with respect to any violation or alleged violation of the Environmental Laws, and to TEXEN and the TEXEN INSIDERS' Knowledge, there is no reasonable basis for the institution of any such Litigation.

ARTICLE 3.24 Intellectual Property Rights. Except as set forth on Schedule 3.24, to its Knowledge, TEXEN has all right, title and interest in each item of its Intellectual Property necessary for TEXEN to be legally entitled to conduct its business as presently being conducted. Except as otherwise indicated on Schedule 3.24, TEXEN has not received any written notice that it is in conflict with or infringing upon the asserted rights of others in connection with its Intellectual Property and neither the use of such Intellectual Property by TEXEN nor the operation of its business is, to TEXEN's Knowledge, infringing on nor has infringed upon any rights of others, and the consummation of the transactions contemplated hereby will not alter or impair any of its Intellectual Property.

ARTICLE 3.25 Licenses. Schedule 3.25 lists all material authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation (the "Governmental Authorizations") for the operation of the business of TEXEN as presently operated. All the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and TEXEN is in material compliance with the terms of all the Governmental Authorizations. Except as set forth on Schedule 3.25, to TEXEN's Knowledge, no fact or condition exists which could cause the Governmental Authorizations not to be renewed by the appropriate governmental authorities in the ordinary course. No material violations have been recorded in respect of any Governmental Authorization and no proceeding is pending or, to the Knowledge of TEXEN, threatened, to revoke any Governmental Authorization. To TEXEN's Knowledge, the execution, delivery or performance by TEXEN of this Agreement and the other documents contemplated hereby shall not adversely affect the status of any of the Governmental Authorizations.

ARTICLE 3.26 Absence of Certain Business Practices. None of the TEXEN INSIDERS, nor TEXEN, nor any Affiliates thereof nor, to the Knowledge of each of TEXEN and each of the TEXEN INSIDERS, any other Person acting on behalf of TEXEN, acting alone or together, has with respect to the business or activities of TEXEN: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom TEXEN has done business directly or indirectly; or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of TEXEN (or assist TEXEN in connection with any actual or proposed transaction) which (i) may subject TEXEN to any material damage or any penalty in any Litigation, (ii) if not given in the past, may have had a Material Adverse Effect on the assets, business or operations of TEXEN as reflected in the Periodic Reports or Financial Statements of TEXEN or (iii) if not continued in the future, may materially adversely affect the assets, business or operations of TEXEN or subject TEXEN to suit or penalty in any private or governmental litigation or proceeding.

ARTICLE 3.27 Disclosure. No representation or warranty of the TEXEN INSIDERS or TEXEN contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of the TEXEN INSIDERS or TEXEN to PARTNERS, the Sellers or their agents pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits or will omit to state a material fact necessary in order to provide PARTNERS and the Sellers with full and proper information as to the business, financial condition, assets, liabilities, results of operation or prospects of TEXEN and the value of its properties and the ownership and operation of TEXEN.

ARTICLE 3.28 Shares Owned by TEXEN INSIDERS. Neither PAUL LEMMON nor ROBERT BAKER owns any shares of TEXEN common stock. HARRY P. GAMBLE, IV, a former officer and director or TEXEN and the current president of PARTNERS owns 37,500,000 shares of TEXEN's common stock. HARRY P. GAMBLE, IV, will tender to TEXEN for cancellation without consideration at or prior to the Closing 15,550,000 shares of common stock owned by him less a reduction of one (1) share for each $2.50 owed to PARTNERS for delinquent Joint Interest Billing and Lease Operating expense accounts owed by certain shareholders of PARTNERS for the operation of the BROOKSHIRE DOME FIELD properties in Waller County, Texas.

ARTICLE 4 Representations and Warranties of PARTNERS, PARTNERS INSIDER and the Sellers Representations and Warranties of PARTNERS and the PARTNERS INSIDER

In order to induce TEXEN and the TEXEN INSIDERS to enter into this Agreement and to consummate the transactions contemplated hereby, PARTNERS and the PARTNERS INSIDER make the representations and warranties set forth below to TEXEN, the TEXEN INSIDERS and each of the Sellers.

ARTICLE 4.1 Organization. PARTNERS is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. PARTNERS is not qualified to transact business as a foreign corporation in any jurisdiction. PARTNERS has the requisite power and authority to (a) own or lease and operate its properties and (b) conduct its business as presently conducted.

ARTICLE 4.2 Authorization; Enforceability. PARTNERS and the PARTNERS INSIDER have the capacity to execute, deliver and perform this Agreement. This Agreement and all other documents executed and delivered by PARTNERS and the PARTNERS INSIDER pursuant to this Agreement have been duly executed and delivered and constitute the legal, valid and binding obligations of PARTNERS and the PARTNERS INSIDER, assuming the due authorization, execution and delivery of this Agreement by TEXEN and the TEXEN INSIDERS, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principals of equity.

ARTICLE 4.3 No Violation or Conflict. The execution, delivery and performance of this Agreement and the other documents contemplated hereby by PARTNERS and the PARTNERS INSIDER, and the consummation by PARTNERS and the PARTNERS INSIDER of the transactions contemplated hereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of PARTNERS' Articles of Incorporation or Bylaws; and (b) except as set forth on Schedule 4.3 hereto, do not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of PARTNERS pursuant to any instrument or agreement to which PARTNERS is a party or by which PARTNERS or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing, each of which instruments or agreements is listed in Schedule 4.3 hereto.

ARTICLE 4.4 Consents of Governmental Authorities and Others. No consent, approval or authorization of, or registration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by PARTNERS or the PARTNERS INSIDER in connection with the execution, delivery or performance of this Agreement by PARTNERS or the PARTNERS INSIDER or the consummation by them of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by the Sellers.

ARTICLE 4.5 Conduct of Business. Except as disclosed on Schedule 4.5 hereto, since June 1, 2002, PARTNERS has conducted its businesses in the ordinary and usual course consistent with past practices and there has not occurred any adverse change in the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of PARTNERS, and no such change is threatened. Without limiting the generality of the foregoing, except as disclosed on Schedule 4.5, since June 1, 2002, PARTNERS has not: (a) amended its Articles of Incorporation or Bylaws; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue or sell any such securities; (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such capital stock; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect on any of its properties, assets, business or prospects; (e) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind; (f) become subject to any Guaranty; (g) granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment); (h) amended or terminated any existing Material Agreement; (i) been named as a party in any litigation, or become the focus of any investigation by any government or regulatory agency or authority; (j) declared or paid any dividend or other distribution with respect to its capital stock; or (k) experienced any other event or condition of any character which has had or to PARTNERS' Knowledge, could reasonably be expected to have a Material Adverse Effect on PARTNERS. Schedule 4.5 sets forth a true and complete list of all bonuses or other distributions made by PARTNERS since March 21, 2002.

ARTICLE 4.6 Litigation. Except as set forth on Schedule 4.6, there are no Litigations pending before any court or by or before any governmental or regulatory authority or arbitrator, (a) affecting PARTNERS (as plaintiff or defendant) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on PARTNERS or (b) against PARTNERS relating to the PARTNERS Stock or the transactions contemplated by this Agreement. Schedule 4.6 sets forth a list of all Litigation commenced against PARTNERS since the date of its incorporation.

ARTICLE 4.7 Brokers. PARTNERS and the PARTNERS INSIDER have not employed any broker or finder, and has not incurred and will not incur any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the share exchange memorialized by this Agreement.

ARTICLE 4.8 Compliance. To its Knowledge, PARTNERS is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to it including, without limitation, those relating to (a) the development, manufacture, packaging, distribution and marketing of its products, (b) the employment, safety and health of its employees, and (d) Environmental Laws, the failure to comply with any of which could reasonably be expected to have a Material Adverse Effect on PARTNERS. PARTNERS and the PARTNERS INSIDER are not subject to any judicial, governmental or administrative order, judgment or decree.

ARTICLE 4.9 Charter, Bylaws and Corporate Records. A true, correct and complete copy of (a) the Articles of Incorporation of PARTNERS, as amended and in effect on the date hereof, and (b) the Bylaws of PARTNERS, as amended and in effect on the date hereof, are attached hereto as Schedule 4.9.

ARTICLE 4.10 Subsidiaries and Investments. Except as described on Schedule 4.10, PARTNERS has no Subsidiaries or Investments.

ARTICLE 4.11 Capitalization. The authorized capital stock of PARTNERS consists of 1,000 shares of common stock, no par value (the "PARTNERS Common Stock"). Prior to the Conversion, PARTNERS had issued 777.50 shares of PARTNERS Common Stock. The PARTNERS Common Stock constitutes one hundred percent (100%) of the outstanding capital stock of PARTNERS. The PARTNERS Stock is owned by the Sellers in the amounts set forth on Schedule A. All of the PARTNERS Stock has been duly authorized, is validly issued and outstanding, and is fully paid and nonassessable. No securities issued by PARTNERS from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of PARTNERS. Except as set forth on Schedule 4.11 hereto, all taxes required to be paid in connection with the issuance and any transfers of PARTNERS' capital stock have been paid. All permits or authorizations required to be obtained from or registrations required to be effected with any Person in connection with any and all issuances of securities of PARTNERS from the date of its incorporation to the date hereof have been obtained or effected and all securities of PARTNERS have been issued and are held in accordance with the provisions of all applicable securities or other laws.

ARTICLE 4.12 Rights, Warrants, Options. Except as set forth on Schedule 4.12, there are no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of PARTNERS; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of PARTNERS; or (c) except as set forth on Schedule 4.12 hereto, commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by PARTNERS of any capital stock or other equity interests of PARTNERS, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

ARTICLE 4.13 Absence of Undisclosed Liabilities. Other than as disclosed, PARTNERS do not have any Liabilities which have not been fully and adequately disclosed herein. Except as listed on Schedule 4.13, PARTNERS does not have any Liabilities, other than those associated in the normal operation of its oil, gas and mineral leases and in the ordinary course of business since April 1, 2002.

ARTICLE 4.14 Real Property. PARTNERS does not own any fee simple interest in real property. PARTNERS owns certain oil and gas leases, a list of which are attached hereto as Schedule 4.14. PARTNERS' leases are valid, binding and in full force and effect. PARTNERS has not received any notice of any pending, threatened or contemplated eviction or condemnation proceeding affecting any of its leased property or any part thereof. There are no liabilities associated with any of PARTNERS leases other than those associated in the normal operation of the leases and in the ordinary course of business including, without limitation, any liability under any Environmental Law or regulation.

ARTICLE 4.15 Licenses. Schedule 4.15 lists all material Governmental Authorizations required under applicable law or regulation for the operation of the business of PARTNERS as presently operated. All the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and PARTNERS is in material compliance with the terms of all the Governmental Authorizations. Except as set forth on Schedule 4.15, to PARTNERS' Knowledge, no fact or condition exists which could cause the Governmental Authorizations not to be renewed by the appropriate governmental authorities in the ordinary course. No material violations have been recorded in respect of any Governmental Authorization and no proceeding is pending or, to the Knowledge of PARTNERS, threatened, to revoke any Governmental Authorization. To PARTNERS' Knowledge, the execution, delivery or performance by PARTNERS of this Agreement and the other documents contemplated hereby shall not adversely affect the status of any of the Governmental Authorizations.

ARTICLE 4.16 Intellectual Property Rights. PARTNERS owns no Intellectual Property Rights.

ARTICLE 4.17 Employment Agreements and Employee Benefit Plans.

(1) Except as set forth in Schedule 4.17, PARTNERS has not had any defined contribution plan and it is not part of a controlled group contributing to any defined contribution plan and is not a party to any collective bargaining agreement or other employment contracts. PARTNERS has not, nor does it, contribute to any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of ERISA), or any health, dental, vision, long term disability, short term disability, life insurance or other welfare benefits plan, or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, except as set forth in Schedule 4.18 and it is not part of a controlled group with regard to any of the foregoing. Schedule 4.18 also contains a true and correct statement of the names, relationship with PARTNERS, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended June 30, 2002 of each director, officer, consultant or employee of PARTNERS. Except as set forth on Schedule 4.17, since April 1, 2002, PARTNERS has not changed the rate of compensation of any of its directors, officers, consultants or employees.

(2) There are no complaints, charges, claims, allegations, grievances, or litigations pending or threatened which reflect or pertain to: (i) any federal, state or local labor, employment, anti-discrimination, workers compensation, disability or unemployment law, regulation or ordinance; (ii) any claim for wrongful discharge, harassment, discrimination, or employment related tort; or (iii) any employment agreement, restrictive covenant, non-competition agreement or employee confidentiality agreement, which, in any such case, if adversely determined, could reasonably be expected to have a Material Adverse Effect on PARTNERS.

ARTICLE 4.18 Tax Matters. All tax returns and tax reports required to be filed with respect to the income, operations, business or assets of PARTNERS have been timely filed (or appropriate extensions have been obtained which extensions are listed on Schedule 4.18) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all of the foregoing as filed are true, correct and complete in all material respects, and reflect accurately all liability for taxes of PARTNERS for the periods to which such returns relate, and all amounts shown as owing thereon have been paid. Except as set forth on Schedule 4.18, all income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, withholding, FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by PARTNERS or relating to or chargeable against any of its assets, revenues or income or relating to any employee, independent contractor, creditor, stockholder or other third party through the date hereof which were required to be collected and/or paid by PARTNERS, were fully collected and paid by such date. Except as set forth on Schedule 4.18, no taxation authority has sought to audit the records of PARTNERS for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to such taxation authority, or for PARTNERS' alleged failure to provide any such tax returns, reports or related information and disclosure. Except as provided on Schedule 4.18, no claims or deficiencies have been asserted against or inquiries raised with PARTNERS with respect to any taxes or other governmental charges or levies which have not been paid or otherwise satisfied, including claims that, or inquiries whether, PARTNERS has not filed a tax return that it was required to file, and, to PARTNERS' Knowledge, there exists no reasonable basis for the making of any such claims or inquiries. PARTNERS has not waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to taxation other than filing extensions as set forth on Schedule 4.18. PARTNERS has not filed a consent under Section 341(f) of the Code concerning collapsible corporations, is not and has never been a party to a tax allocation or sharing agreement or a member of a group filing a consolidated federal income tax return and has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2), during the applicable period specified in Code Section 897(c)(1)(A)(ii).

ARTICLE 4.19 Material Agreements.

(1) Schedule 4.19 sets forth a brief description of all material written and oral contracts or agreements relating to PARTNERS (except with respect to the leases, which are set forth on Schedule 4.14, which is hereby incorporated by reference into Schedule 4.19 and made a part thereof), including without limitation any: (i) contract resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of Ten Thousand Dollars ($10,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets involving more than Ten Thousand Dollars ($10,000.00) in each instance; (iii) agreement which restricts PARTNERS from engaging in any line of business or from competing with any other Person; (iv) warranties made with respect to products manufactured, packaged, distributed or sold by PARTNERS; or (v) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, business or prospects of PARTNERS (collectively, and together with the leases, employment agreements, Employee Benefit Plans and all other agreements required to be disclosed on any Schedule to this Agreement, the "Material Agreements").

(2) Except as set forth on Schedule 4.19, none of the Material Agreements was entered into outside the ordinary course of business of PARTNERS, contain any provisions that will impair or adversely effect in any material way the operations of PARTNERS, or is reasonably likely to be performed at a material loss.

(3) The Material Agreements are each in full force and effect and are the valid and legally binding obligations of PARTNERS and, to PARTNERS' Knowledge, the other parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles. PARTNERS has not received notice of default by PARTNERS under any of the Material Agreements. Neither PARTNERS, nor, to PARTNERS' Knowledge, any of the other parties to any of the Material Agreements are in default thereunder. PARTNERS has not received notice of the pending or threatened cancellation, revocation or termination of any of the Material Agreements.

(4) Except as otherwise indicated on Schedule 4.19, to PARTNERS' Knowledge, the continuation, validity and effectiveness of the Material Agreements under the current terms thereof will in no way be adversely affected by the consummation of the transactions contemplated by this Agreement.

ARTICLE 4.20 Guaranties. Except as set forth on Schedule 4.20, PARTNERS is not a party to any Guaranty, and no Person is a party to any Guaranty for the benefit of PARTNERS.

ARTICLE 4.21 Accounts and Notes Receivable. Except as set forth on Schedule 4.21, all accounts and notes receivable of PARTNERS have arisen in the ordinary course of business, represent valid obligations to PARTNERS and, subject only to reserves for bad debts on the books of PARTNERS, have been collected or are collectible in the aggregate recorded amounts thereof in accordance with their terms. All items which are required by GAAP to be reflected as accounts and notes receivable on the Financial Statements of PARTNERS and on the books of PARTNERS are so reflected.

ARTICLE 4.22 Absence of Certain Business Practices. Neither PARTNERS nor the PARTNERS INSIDER, to the Knowledge of each, has with respect to the business or activities of PARTNERS: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom PARTNERS has done business directly or indirectly; or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of PARTNERS (or assist PARTNERS in connection with any actual or proposed transaction) which (i) may subject PARTNERS to any material damage or any penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had a Material Adverse Effect on the assets, business or operations of PARTNERS as reflected in the Financial Statements of PARTNERS or (iii) if not continued in the future, may materially adversely affect the assets, business or operations of PARTNERS or subject PARTNERS to suit or penalty in any private or governmental litigation or proceeding.

ARTICLE 4.23 Disclosure. No representation or warranty of PARTNERS or the PARTNERS INSIDER contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of PARTNERS or the PARTNERS INSIDER to TEXEN or its agents pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits or will omit to state a material fact necessary in order to provide TEXEN with full and proper information as to the business, financial condition, assets, results of operation or prospects of PARTNERS and the value of its properties or the ownership or operation of PARTNERS.

Representations and Warranties of Sellers

In order to induce TEXEN and the TEXEN INSIDERS to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Sellers, severally and not jointly and only as to itself, makes the representations and warranties set forth below to TEXEN and the TEXEN INSIDERS.

ARTICLE 4.24 Title to Securities. Such Seller is the record and beneficial owner of the PARTNERS Stock listed opposite its name on Schedule A, and, such shares of PARTNERS Stock are owned free and clear of any liens, encumbrances, pledges, security interests and claims whatsoever, including, without limitation, claims or rights under any voting trust agreements, shareholder agreements or other agreements.

ARTICLE 4.25 Authority. Such Seller has full right, power and authority to enter into this Agreement.

ARTICLE 4.26 Knowledge and Experience. Such Seller, individually and/or together with its professional advisors, has evaluated the merits and risks of acquiring the Consideration Shares, and has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating financial statements and investing in securities (including the securities of new and speculative companies) so as to enable such Seller to evaluate the information made available by TEXEN, the TEXEN INSIDERS, PARTNERS and the PARTNERS INSIDER to such Seller in order to evaluate the merits and risks of acquiring the Consideration Shares and to make an informed decision with respect to such Seller's execution of this Agreement.

ARTICLE 4.27 Accredited Investor; Financial Means. Such Seller represents and warrants that it is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Such Seller has adequate means of providing for its current financial needs and contingencies, is able to bear the substantial economic risks of an investment relating to receipt of the Consideration Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a compete loss of such investment.

ARTICLE 4.28 Opportunity to Question; Adequate Information. Such Seller has received a copy of the TEXEN offering memorandum and has had the opportunity to ask questions of TEXEN, the TEXEN INSIDERS and PARTNERS and their appropriate executive officers and has, to the extent desired by such Seller, received answers and additional information from them which was necessary to evaluate the merits and risks of acquiring the Consideration Shares pursuant to this Agreement.

ARTICLE 4.29 Risks Relating to Exchange. Such Seller understands the risks associated with the acquisition of the Consideration Shares. Further, such Seller has carefully read and considered the matters set forth herein and has taken full cognizance of and understands the terms of this Agreement.

ARTICLE 4.30 Investment Intent. Such Seller is acquiring the Consideration Shares solely for investment purposes for its own account and not with a view to, or for, resale in connection with any distribution thereof. Such Seller understands that the issuance by TEXEN of the Consideration Shares hereunder has not been registered under the Securities Act by reason of their contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and that the reliance of TEXEN on such exemption from registration is predicated in part on the representations and warranties of the Seller set forth in this Agreement. Such Seller acknowledges that a restrictive legend consistent with the foregoing will be placed on the certificates representing the Consideration Shares.

ARTICLE 4.31 Resale of the Securities. Such Seller understands that the Consideration Shares received pursuant to this Agreement may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of unless such transfer or other disposition has been registered under the Securities Act or, in the opinion of counsel reasonably satisfactory to TEXEN, is exempt from registration under the Securities Act, and has been registered or qualified or, in the opinion of such counsel, is exempt from registration or qualification under applicable state securities laws. Such Seller understands that TEXEN and PARTNERS are under no obligation to register or seek an exemption under the federal securities laws, state securities laws, or any foreign securities laws or to cause or permit such Consideration Shares to be transferred in the absence of any such registration or exemption.

ARTICLE 5 Additional Agreements

ARTICLE 5.1 Survival of the Representations and Warranties. The representations and warranties contained in Sections 3.1, 3.2, 3.12, 3.13, 4.1, 4.2, 4.11, 4.12, and 4.24 and the covenants in Section 7.1 shall survive the Closing and remain in effect indefinitely. The representations and warranties contained in Section 3.23 (relating to environmental matters), shall survive the Closing until the expiration of three (3) years from the Closing Date. The representations and warranties contained in Section 3.20 (relating to taxes), shall survive the Closing until the later of the expiration of twenty four months from the Closing Date or the expiration of the last day of the statute of limitations applicable to any action against TEXEN based upon the non-payment of taxes, or other violation of the Code, which occurred prior to the Closing Date. Except as set forth above, the representations and warranties and covenants of TEXEN, the TEXEN INSIDERS, PARTNERS, the PARTNERS INSIDER and the Sellers contained in this Agreement shall survive the Closing until the expiration of twenty-four months from the Closing Date. No claim for indemnity with respect to breaches of representations and warranties may be brought by any party hereto, other than a claim for fraud or intentional misrepresentation, after expiration of the applicable survival period therefore as set forth in this Section 5.1

ARTICLE 5.2 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. All statements contained herein or in any schedule, certificate, exhibit, list or other document required to be delivered pursuant hereto, shall be deemed to be representations and warranties for purposes of this Agreement; provided, that any knowledge or materiality qualifications contained herein shall be applicable to such other documents.

ARTICLE 5.3 Indemnification. Each of the TEXEN INSIDERS and TEXEN, jointly and severally agrees to indemnify and hold harmless each of the PARTNERS INSIDER, PARTNERS, their affiliates, each of their officers, directors, employees and agents and their respective successors and assigns and the Sellers and each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, costs or expenses (including reasonable legal fees and expenses) which are caused by or arise out of (i) any breach or default in the performance by any of the TEXEN INSIDERS or TEXEN of any covenant or agreement made by any of the TEXEN INSIDERS or TEXEN in this Agreement; (ii) any breach of warranty or representation made by any of the TEXEN INSIDERS or TEXEN in this Agreement; and (iii) any and all Litigations incident to any of the foregoing. PARTNERS and the PARTNERS INSIDER agree to indemnify and hold harmless each of the TEXEN INSIDERS and TEXEN, their affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (i) any breach or default in the performance by any of the PARTNERS INSIDER, PARTNERS or the Sellers of any covenant or agreement made by any of the PARTNERS INSIDER, PARTNERS or the Sellers in this Agreement; (ii) any breach of warranty or representation made by any of the PARTNERS INSIDER, PARTNERS or the Sellers in this Agreement; and (iii) any and all Litigations incident to any of the foregoing. PARTNERS and the PARTNERS INSIDER agree to indemnify and hold harmless each of the Sellers, and each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, costs or expenses (including reasonable legal fees and expenses) which are caused by or arise out of: (i) any breach or default in the performance by any of the

PARTNERS INSIDER or PARTNERS of any covenant or agreement made by any of the PARTNERS INSIDER or PARTNERS in this Agreement; (ii) any breach of warranty or representation made by any of the PARTNERS INSIDER or PARTNERS in this Agreement; and (iii) any and all Litigations incident to any of the foregoing. No party to this Agreement shall be entitled to indemnification from any of the Sellers pursuant to Section 5.3 hereto or any other provision of this Agreement or of the Purchaser Documents.

ARTICLE 5.4 Indemnity Procedure. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party."

(1) An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within sixty (60) business days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

(2) The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be inappropriate. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

(3) The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

(4) With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

ARTICLE 5.5 General Release. As additional consideration for the sale of the [PARTNERS Stock] pursuant to this Agreement, each of the TEXEN INSIDERS hereby unconditionally and irrevocably releases and forever discharges, effective as of the Closing Date, TEXEN and its officers, directors, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown, relating to TEXEN which ever existed or now exist, by reason of any tort, breach of contract, violation of law or other act or failure to act which shall have occurred at or prior to the Closing Date, or in relation to any other liabilities of TEXEN to the TEXEN INSIDERS. The TEXEN INSIDERS expressly intend that the foregoing release shall be effective regardless of whether the basis for any claim or right hereby released shall have been known to or anticipated by the TEXEN INSIDERS. Notwithstanding the foregoing or anything else to the contrary contained herein, the foregoing provisions of this Section 5.5 shall not apply to claims against PARTNERS for indemnification pursuant to this Article V to the extent applicable.

ARTICLE 6 Closing; Deliveries; Conditions Precedent

ARTICLE 6.1 Closing; Effective Date. All proceedings taken and all documents executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

ARTICLE 6.2 Deliveries

At Closing, TEXEN shall deliver the following documents to PARTNERS:

(1) the certificates representing the Consideration Shares;

(2) the written resignation of HARRY P. GAMBLE, IV, effective May 30, 2002;

(3) the minute books of TEXEN, including its corporate seals, unissued stock certificates, stock registers, Articles of Incorporation, Bylaws and corporate minutes approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

(4) certificates issued by the Secretary of State of Nevada as to the good standing of TEXEN in its jurisdiction of incorporation and certifying its Articles of Incorporation;

(5) the consents of any third party including, but not limited to, parties to any of the Material Agreements whose consent is required under the terms of any such Material Agreement or otherwise;

(6) the certificates referred to in Section 6.3(d): and,

(7) such other documents and instruments as PARTNERS or any of the Sellers may reasonably request.

At Closing, PARTNERS shall deliver the following documents to TEXEN:

(1) the Certificates of PARTNERS Stock to be delivered to TEXEN;

(2) a certificate of the Secretary of State of the State of Texas, as of a recent date, as to the good standing of PARTNERS and certifying its Certificate of Incorporation;

(3) a certificate, dated the Closing Date, of an officer of PARTNERS setting forth that authorizing resolutions were adopted by PARTNERS' Boards of Directors, approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

(4) the certificates referred to in Section 6.4(d); and,

(5) such other documents and instruments as TEXEN may reasonably request.

ARTICLE 6.3 Conditions Precedent to the Obligations of PARTNERS and Each of the Sellers. Each and every obligation of PARTNERS and each of the Sellers to consummate the transactions described in this Agreement and any and all liability of PARTNERS or the PARTNERS INSIDER to TEXEN shall be subject to the fulfillment on or before the Closing Date of the following conditions precedent:

(1) Representations and Warranties True. Each of the representations and warranties of TEXEN and the TEXEN INSIDERS contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.

(2) Performance. TEXEN and the TEXEN INSIDERS shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them on or prior to the Closing Date.

(3) No Material Adverse Change. Except as expressly permitted or contemplated by this Agreement, no event or condition shall have occurred which has adversely affected or may adversely affect in any respect the condition (financial or otherwise) of TEXEN.

(4) TEXEN's Certificate. TEXEN shall have delivered to PARTNERS and each of the Sellers a certificate dated the Closing Date, certifying that the conditions specified in Section 6.3(a), (b) and (c) above have been fulfilled and as to such other matters as PARTNERS or any Seller may reasonably request.

(5) No Litigation. No litigation, arbitration or other legal or administrative proceeding shall have been commenced or be pending by or before any court, arbitration panel or governmental authority or official, and no statute, rule or regulation of any foreign or domestic, national or local government or agency thereof shall have been enacted after the date of this Agreement, and no judicial or administrative decision shall have been rendered which enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of all or any of the transactions contemplated by this Agreement.

(6) Cancellation of Shares. 15,550,000 shares of Common Stock owned by HARRY P. GAMBLE, IV, less a reduction of one share for each $2.50 owed to PARTNERS for delinquent Joint Interest Billing and Lease Operation Expense accounts owed by certain shareholders of PARTNERS for the operation of the BROOKSHIRE DOME FIELD properties of Waller County, Texas shall have been tendered to TEXEN for cancellation without consideration at or prior to the Closing, and such shares shall have been cancelled and added back to the authorized but unissued common stock of TEXEN.

(7) Consents. TEXEN shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement including, but not limited to, those with respect to any Material TEXEN Agreement.

(8) Due Diligence Review. PARTNERS and the Sellers shall have completed their due diligence investigation of TEXEN and the TEXEN INSIDERS to their satisfaction, in their sole and absolute discretion.

(9) Signatures of Sellers. Sellers representing a minimum of fifty percent 50%) of the PARTNERS Stock issued and outstanding at the Closing Date shall have executed this Agreement.

ARTICLE 6.4 Conditions Precedent to the Obligations of TEXEN. Each and every obligation of TEXEN to consummate the transactions described in this Agreement and any and all liability of TEXEN or the TEXEN INSIDERS to PARTNERS, the PARTNERS INSIDER and the Sellers shall be subject to the fulfillment on or before the Closing Date of the following conditions precedent:

(1) Representations and Warranties True. Each of the representations and warranties of PARTNERS and the PARTNERS INSIDER contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.

(2) Performance. PARTNERS and the PARTNERS INSIDER shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(3) No Material Adverse Change. Except as expressly permitted or contemplated by this Agreement, no event or condition shall have occurred which has adversely affected or may adversely affect in any respect the condition (financial or otherwise) of PARTNERS.

(4) PARTNERS' Certificate. PARTNERS shall have delivered to TEXEN, a certificate addressed to TEXEN executed by PARTNERS' Chief Executive Officer, dated the Closing Date, certifying that the conditions specified in Sections 6.4(1), (2) and (3) above have been fulfilled.

(5) No Litigation. No litigation, arbitration or other legal or administrative proceeding shall have been commenced or be pending by or before any court, arbitration panel or governmental authority or official, and no statute, rule or regulation of any foreign or domestic, national or local government or agency thereof shall have been enacted after the date of this Agreement, and no judicial or administrative decision shall have been rendered which enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of all or any of the transactions contemplated by this Agreement.

(6) Consents. PARTNERS shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement, including but not limited to, those with respect to any Material Agreement of PARTNERS.

(7) Signatures of Sellers. Sellers representing a minimum of fifty percent (50%) of the PARTNERS Stock issued and outstanding at the Closing Date shall have executed this Agreement.

ARTICLE 6.5 Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties, excluding the Sellers, shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those of the conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers.

ARTICLE 6.6 Termination. This Agreement and the transactions contemplated hereby may be terminated (i) at any time by the mutual consent of the parties hereto; (ii) by PARTNERS, or by TEXEN, if the Closing has not occurred on or prior to July 31, 2002 (such date of termination being referred to herein as the "Termination Date"), provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfill any of its obligations hereunder; (iii) by PARTNERS or (upon the vote of a majority thereof) the Sellers at any time at or prior to Closing in their sole discretion if (1) any of the representations or warranties of TEXEN or the TEXEN INSIDERS in this Agreement are not in all material respects true, accurate and complete or if TEXEN or the TEXEN INSIDERS breach in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breaches is not cured within ten (10) business days after notice thereof, but in any event prior to the Termination Date or (2) any of the conditions precedent to PARTNERS' obligations to conduct the Closing have not been satisfied by the date required thereof; (iv) by TEXEN at any time at or prior to Closing in its sole discretion if (1) any of the representations or warranties of PARTNERS, the PARTNERS INSIDER or the Sellers in this Agreement are not in all material respects true, accurate and complete or if PARTNERS or the PARTNERS INSIDER breach in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within ten (10) business days after notice thereof, but in any event prior to the Termination Date or (2) any of the conditions precedent to PARTNERS' obligations to conduct the Closing have not been satisfied by the date required thereof. If this Agreement is terminated pursuant to this Section 6.6, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses (iii) and (iv) above, if any, this Agreement shall terminate without further actions by the parties and no party shall have any further obligations under this Agreement. Notwithstanding the preceding sentence, the respective obligations of the parties under Sections 7.1 shall survive the termination of this Agreement. Notwithstanding anything to the contrary contained herein, if the termination of this Agreement is a result of the willful misrepresentation, willful inaccuracy or omission in a representation, willful breach of warranty, fraud or any willful failure to perform or comply with any covenant or agreement contained herein, the aggrieved party shall be entitled to recover from the non-performing party all out-of-pocket expenses which such aggrieved party has incurred and the termination of this Agreement shall not be deemed or construed as limiting or denying any other legal or equitable right or remedy of such party.

ARTICLE 7 Covenants

ARTICLE 7.1 General Confidentiality. The TEXEN INSIDERS, severally and not jointly, and TEXEN shall not, at any time after the Closing Date, disclose, directly or indirectly, to any Person, or use or purport to authorize any Person to use any confidential or proprietary information with respect to PARTNERS, whether or not for an TEXEN Insider's or TEXEN's own benefit, without the prior written consent of PARTNERS or unless required by law.

ARTICLE 7.2 Continuing Obligations. The restrictions set forth in Sections 7.1 are considered by the parties to be reasonable for the purposes of protecting PARTNERS. The TEXEN INSIDERS, TEXEN and PARTNERS acknowledge that PARTNERS would be irreparably harmed and that monetary damages would not provide an adequate remedy to PARTNERS in the event the covenants contained in Section 7.1 were not complied with in accordance with their terms. Accordingly, TEXEN INSIDERS and TEXEN agree that any breach or threatened breach by any of them of any provision of

Section 7.1 shall entitle PARTNERS to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies (including damages) which may be available to PARTNERS. It is the desire and intent of the parties that the provisions of Section 7.1 be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provision of Section 7.1 are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties. In addition, if any party brings an action to enforce Section 7.1 hereof or to obtain damages for a breach thereof, the prevailing party in such action shall be entitled to recover from the non-prevailing party all reasonable attorney's fees and expenses incurred by the prevailing party in such action.

ARTICLE 7.3 SEC Filings and Exchange Listing. PARTNERS and the PARTNERS INSIDER acknowledge that TEXEN has a continuing interest in maintaining its compliance with the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in maintaining a public trading market for TEXEN's common stock on the National Association of Securities Dealers, Inc. Bulletin Board, or some other United States exchange. PARTNERS and the PARTNERS INSIDER therefore agree, for a period of three (3) years from the Closing Date, to use their best efforts to file all periodic, current, and other, applicable reports and filings required by the Exchange Act in a timely manner, including without limitation, a Current Report on Form 8-K reporting the Closing and details of the Transaction and the consolidated financial statements resulting therefrom. PARTNERS and the PARTNERS INSIDER further agree, for a period of three (3) years from the Closing Date, to use their best efforts to maintain a public market for TEXEN's common stock on the Bulletin Board, or such other United States exchange chosen by TEXEN after the Closing in its sole discretion.

ARTICLE 7.4 Tax Treatment. Neither TEXEN, the TEXEN INSIDERS, PARTNERS, the PARTNERS INSIDER nor the Sellers will knowingly take any action, written or otherwise, which would result in the transactions contemplated by this Agreement not being accounted for as a tax-free exchange pursuant to Section 368(a)(1)(B) of the Code.

ARTICLE 8 Miscellaneous

ARTICLE 8.1 Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses as follows (or at such other addresses as shall be specified by the parties by like notice):

If to TEXEN:	TEXEN OIL & GAS, INC.
10605 Grant Road, Suite 207
Houston, Texas 77070
If to TEXEN INSIDERS:	Mr. ROBERT BAKER
885 Pyrford
Vancouver, British Columbia
Canada V7S 2A2
Mr. PAUL LEMMON
205 Woodlawn Lane
Fredericton, New Brunswick
Canada E3C 1J6
If to PARTNERS
and PARTNERS INSIDER:	TEXAS BROOKSHIRE PARTNERS, INC.
7700 San Felipe, Suite 500
Houston, Texas 77063
Attn: Harry P. Gamble, IV

If to Sellers:                                          See addresses on attached schedule.

Such notice shall be deemed delivered upon receipt against acknowledgment thereof if delivered personally, on the third business day following mailing if sent by certified mail, upon transmission against confirmation if sent by facsimile and on the next business day if sent by overnight courier.

ARTICLE 8.2 Entire Agreement; Incorporation. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein contain every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein. All schedules, exhibits and other documents and agreements executed and delivered pursuant hereto are incorporated herein as if set forth in their entirety herein.

ARTICLE 8.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

ARTICLE 8.4 Assignment. This Agreement may not be assigned by any party without the written prior consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

ARTICLE 8.5 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the party against whom such waiver, extension or amendment is sought to be charged. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

ARTICLE 8.6 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, except as otherwise provided herein.

ARTICLE 8.7 Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

ARTICLE 8.8 Expenses. Except as otherwise provided herein, each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

ARTICLE 8.9 Headings. The table of contents and the section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

ARTICLE 8.10 Other Remedies; Injunctive Relief. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of the parties hereunder, the prevailing party in any such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

ARTICLE 8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding.

ARTICLE 8.12 Remedies Exclusive. Except in the case of fraud or equitable remedies expressly provided for herein, the parties acknowledge and agree that the indemnification provisions set forth in Article V of this Agreement constitute the parties' sole and exclusive remedy with respect to any and all claims relating to the transactions contemplated by this Agreement.

ARTICLE 8.13 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Nevada, without reference to the choice of law principles thereof.

ARTICLE 8.14 Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the courts of Nevada. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Nevada by virtue of a failure to perform an act required to be performed in the State of Nevada and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Nevada for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Nevada, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Nevada, has been brought in an inconvenient forum.

ARTICLE 8.15 Participation of Parties. The parties hereby agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

ARTICLE 8.16 Further Assurances. The parties hereto shall deliver any and all other instruments or documents reasonably required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the PARTNERS Common Stock.

ARTICLE 8.17 Publicity. No public announcement or other publicity concerning this Agreement or the transactions contemplated hereby shall be made without the prior written consent of both PARTNERS and TEXEN as to form, content, timing and manner of distribution. Nothing contained herein shall prevent any party or its Affiliates or Subsidiaries from making any filing required by federal or state securities laws or stock exchange rules.

ARTICLE 8.18 Limited Recourse. Notwithstanding anything in this Agreement or any of the Purchaser Documents to the contrary, the obligations of each of the Sellers hereunder and under any of the Purchaser Documents shall be without recourse to any partner or Affiliate of any Seller or their respective partners, officers, directors, employees or agents or to any other Sellers and shall be limited to the Consideration Shares actually received by such Seller (or, if applicable, the net proceeds received upon any sale thereof). The parties to this Agreement agree that none of the Sellers can be held liable for any breaches of any of the representations, warranties, covenants or agreements made by PARTNERS or any other Person pursuant to this Agreement or in connection herewith.

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

TEXEN OIL & GAS, INC.
By:	/s/Robert Baker
Name:	Robert Baker
Title:	President

TEXEN INSIDERS
/s/ Paul Lemmon
PAUL LEMMON
/s/ Robert Baker
ROBERT BAKER

TEXAS BROOKSHIRE PARTNERS, INC.
By:	/s/ Harry P. Gamble
Name:	HARRY P. GAMBLE, IV
Title:	President

PARTNERS INSIDER
/s/ Harry P. Gamble
HARRY P. GAMBLE, IV

SELLERS
/s/ Fred West
Fred West

Form acknowledgment of acceptance

/s/ David G. Decker (Trustee)
The David G. Decker and Sandra L. Decker Family Trust

/s/ Sandra L. Decker (Trustee)
The David G. Decker and Sandra L. Decker Family Trust

Form acknowledgment of acceptance

/s/ Don Carroll
Don Carroll

Form acknowledgment of acceptance

/s/ Michael Toone
Michael Toone
/s/ Carol H. Toone
Carol Toone

Form acknowledgment of acceptance

/s/ Kent Olsen
Kent Olsen

Form acknowledgment of acceptance

/s/ John L. Carroll
John L. Carroll

Form acknowledgment of acceptance

/s/ Russell A. Beck
Russell A. Beck

Form acknowledgment of acceptance

/s/ Richard Murset
Richard Murset

Form acknowledgment of acceptance

/s/ Susan Walker
Susan Walker
/s/ Cortlon Walker
Cortlon Development L.L.C.

Form acknowledgment of acceptance

/s/ Dewight E. Massey
Dewight E. Massey

Form acknowledgment of acceptance

/s/ Dany D. Seymore
Dany D. Seymore
/s/ Rebecca A. Seymore
Rebecca A. Seymore

Form acknowledgment of acceptance

/s/ Jerry Mortensen
Jerry Mortensen

Form acknowledgment of acceptance

/s/ Rex Stahle
Rex Stahle

Form acknowledgment of acceptance

/s/ Rex Stahle
WG59th and Peoria LLC

Form acknowledgment of acceptance

/s/ Hank P. Gamble IV
Agent and Attorney - In-Fact for Sanka, LTD.

Form acknowledgment of acceptance

/s/ Merle A. Halls
General Manager Red Arrow Two Points, LLC.

Form acknowledgment of acceptance

/s/ Merle A. Halls (Trustee)
Merle A. Halls, Trustee for the Red Arrow Trust.
/s/ Marilyn L. Halls, Trustee
Marilyn L. Halls, Trustee for The Red Arrow Trust

Form acknowledgment of acceptance

/s/ Lawrence Chayez
Lawrence Chayez
/s/ Jane Chayez
Jane Chayez

Form acknowledgment of acceptance

/s/ Mark William Arnett
Mark William Arnett

Form acknowledgment of acceptance

/s/ Ned Smith
Ned Smith

Form acknowledgment of acceptance

/s/ Rollie J. Cundiff
Rollie J. Cundiff
/s/ Madelyn F. Cundiff
Madelyn F. Cundiff

Form acknowledgment of acceptance

/s/ James S. Cundiff
James S. Cundiff, Qwestor Resources

Form acknowledgment of acceptance

/s/ Darly Orletsky
Darly Orletsky
/s/ Katherine D. Orletsky
Katherine D. Orletsky

Form acknowledgment of acceptance

/s/ Cliffton W. Bradshaw
Cliffton W. Bradshaw

Form acknowledgment of acceptance

/s/ Doyle Hancock
Doyle Hancock
/s/ Cheryl Hancock
Cheryl Hancock

Form acknowledgment of acceptance

/s/ David J. Woods
David J. Woods

Form acknowledgment of acceptance

/s/ Richard Yettee
Richard Yettee

Form acknowledgment of acceptance

/s/ Richard Yettee
Trustee Orion Medical Supply Inc. Profit Sharing

Form acknowledgment of acceptance

/s/ J. Scott Malone
J. Scott Malone

Form acknowledgment of acceptance

/s/ Jacob Yettee
Jacob Yettee

Form acknowledgment of acceptance

/s/ Sheldon R. Kronee Jr. Manager
San Antonio Brookshire Group, LTD.

Form acknowledgment of acceptance

/s/ Brian E. Wertoner
Brian E. Wertoner
/s/ Vicki Pauline Westoner
Vicki Pauline Westoner

Form acknowledgment of acceptance

/s/ Danie D. Rooney
Danie D. Rooney
/s/ E. Francine Rooney
E. Francine Rooney

Form acknowledgment of acceptance

Schedule 4.14

1) Oil and Gas Lease dated September 24, 2001, from James R. Carson, III, as Lessor, to Chief Operating Company, as Lessee, and recorded in Volume 703, Page 148 of the Official Records of Waller County, Texas, covering 484.8125 acres of land, more or less, being out of the part of the William Cooper League, A-20, the John McFarland League, A-46, Waller County, Texas.

2) Oil and Gas Lease dated September 25, 2001, from Mack C. Milner, Jr., as Lessor, to Chief Operating Company, as Lessee, and recorded in Volume 703, Page 392 of the Official Records of Waller County, Texas, covering 422.8125 acres of land, more or less, being out of and part of theWilliam Cooper League, A-20, and the John McFarland League, A-46, Waller County, Texas.

3) Oil and Gas Lease dated October 6, 2001, from Allen B. Hannay, III, as Lessor, to Chief Operating Company, as Lessee, and recorded in Volume 707, Page 129 of the Official Records of Waller County, Texas, covering 175.5 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

4) Oil and Gas Lease dated October 6, 2001, from Robert C. Hannay, as Lessor, to Chief Operating Company, as Lessee, and recorded in Volume 708, Page 656 of the Official Records of Waller County, Texas, covering 175.5 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

5) Oil and Gas Lease dated September 18, 2001, from Mary James Sisk Breeden, as Lessor, to Chief Operating Company, as Lessee, and recorded in Volume 707, Page 138 of the Official Records of Waller County, Texas, covering 459.8125 acres of land, more or less, being out of and part of the William Cooper League, A-20, and the John McFarland League, A46, Waller County, Texas.

6) Oil and Gas Lease dated September 24, 2001, from Robert Charles Carson, as Lessor, to Chief Operating Company, as Lessee, and recorded in Volume 708, Page 860 of the Official Records of Waller County, Texas, covering 484.8125 acres of land, more or less, being out of and part of the William Cooper League, A-20, and the John McFarland League, A46, Waller County, Texas.

7) Oil and Gas Lease dated September 24, 2001, from Eldridge Dickinson Ryman, as Lessor, to Chief Operating Company, as Lessee, and recorded in Volume 707, Page 133 of the Official Records of Waller County, Texas, covering 353.5 acres of land, more or less, being out of and part of the William Cooper League, A-20, and the John McFarland League, A-46, Waller County, Texas.

8) Oil and Gas Lease dated September 17, 2001, from William A. Haskell, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 707, Page 124 of the Official Records of Waller County, Texas, covering 458.8125 acres of land, more or less, being out of and part the William Cooper League, A-20, and the John McFarland League, A-46, Waller County, Texas.

9) Oil and Gas Lease dated September 17, 2001, from Martha Dowdell Ratliff, Individually and as Independent Executrix of the Estate of George Ernest Ratliff, dec'd., as Lessor, to Chief Operating Company, as Lessee, and recorded in Volume 711, Page 273 of the Official Records of Waller County, Texas, covering 458.8125 acres of land, more or less, being out of and part of the William Cooper League, A-20, and the John McFarland League, A-46, Waller County, Texas.

10) Oil and Gas Lease dated September 24, 2001, from James H. and Barbara R. Degnan Marital Trust, as Lessor, to Chief Operating Company, as Lessee, and recorded in Volume 707, Page 384 of the Official Records of Waller County, Texas, covering 317.5 acres of land, more or less, being out of and part of the William Cooper League, A-20, and the John McFarland League, A-46, Waller County, Texas.

11) Oil and Gas Lease dated September 17, 2001, from The Virginia Ryman Larsson Trust, as Lessor, to Chief Operating Company, as Lessee, and recorded in Volume 707, Page 114 of the Official Records of Waller County, Texas, covering 317.5 acres of land, more or less, being out of and part of the William Cooper League, A-20, and the John McFarland League, A-46, Waller County, Texas.

12) Oil and Gas Lease dated September 17, 2001, from Ruby Ruth Bentinck, as Lessor, to Chief Operating Company, and recorded in Volume 707, Page 119 of the Official Records of Waller County, Texas, covering 458.8125 acres of land, more or less, being out of and part of the William Cooper League, A-20, and the John McFarland League, A-46, Waller County, Texas.

13) Oil and Gas Lease dated November 20, 1999, from Frost Family I, Ltd., as Lessor, to Pan American Energy, L. L. C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 641, Page 309 of the Official Records of Waller County, Texas, covering 1,242.8725 acres of land, more or less, being out of and part of the William Cooper League, A-20, and the John McFarland League, A46, Waller County, Texas.

14) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L. L. C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 614, Page 271 of the Official Records of Waller County, Texas, covering 16 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

15) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L.L.C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 273 of the Official Records of Waller County, Texas, covering 20 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

16) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L.L. C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 291of the Official Records of Waller County, Texas, covering 16.5 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

17) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L.L. C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 269 of the Official Records of Waller County, Texas, covering 25 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

18) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L. L.C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 295 of the Official Records of Waller County, Texas, covering 30 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

19) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L. L. C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 297 of the Official Records of Waller County, Texas, covering 20 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

20) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L. L. C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 293 of the Official Records of Waller County, Texas, covering 25 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

21) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L. L. C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 301 of the Official Records of Waller County, Texas, covering 25 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

22) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L.L.C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 303 of the Official Records of Waller County, Texas, covering 25 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

23) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L.L.C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 323 of the Official Records of Waller County, Texas, covering 25 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

24) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L.L. C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 305 of the Official Records of Waller County, Texas, covering 50 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

25) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L.L.C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 267 of the Official Records of Waller County, Texas, covering 3 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

26) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L.L. C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 283 of the Official Records of Waller County, Texas, covering 25 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

27) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L. L.C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 307 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

28) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L.L.C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644 Page 309 of the Official Records of Waller County, Texas, covering 7.3125 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

29) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L. L. C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 311 of the Official Records of Waller County, Texas, covering 68 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

30) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L. L. C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 313 of the Official Records of Waller County, Texas, covering 24 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

31) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L.L.C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 315 of the Official Records of Waller County, Texas, covering 90 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

32) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L.L.C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 319 of the Official Records of Waller County, Texas, covering 50 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

33) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L.L.C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 265of the Official Records of Waller County, Texas, covering 36.5 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

34) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L.L.C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 263 of the Official Records of Waller County, Texas, covering 15 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

35) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L. L.C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644 Page 317 of the Official Records of Waller County, Texas, covering 19 acres of land, more or less, out of the John McFarland League, A46, Waller County, Texas.

36) Oil and Gas Lease dated December 6, 1999, from Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L. L. C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 321of the Official Records of Waller County, Texas, covering 20 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

37) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L.L.C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 287 of the Official Records of Waller County, Texas, covering 50 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

38) Oil and Gas Lease dated December 6, 1999, from Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L. L. C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 287of the Official Records of Waller County, Texas, covering 275 acres of land, more or less, out of the John McFarland League, A-20, Waller County, Texas.

39) Oil and Gas Lease dated December 6, 1999, from Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L. L. C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 277 of the Official Records of Waller County, Texas, covering 33.5 acres of land, more or less, out of the John McFarland League, A46, Waller County, Texas.

40) Oil and Gas Lease dated December 6, 1999, from Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L. L. C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 279 of the Official Records of Waller County, Texas, covering 19 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

41) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L.L.C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 299 of the Official Records of Waller County, Texas, covering 25.66 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

42) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L.L.C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 281 of the Official Records of Waller County, Texas, covering 39.5 acres of land, more or less, out of the John McFarland League, A-20, Waller County, Texas.

43) Oil and Gas Lease dated December 6, 1999, from Frost Interests Limited, L. L. P. Revocable Trust and Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L.L.C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 281 of the Official Records of Waller County, Texas, covering 111.5 acres of land, more or less, out of the John McFarland League, A-46, Waller County, Texas.

44) Oil and Gas Lease dated December 6, 1999, from Peter Montgomery Frost Irrevocable Trust, as Lessor, to Pan American Energy, L. L. C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 289 of the Official Records of Waller County, Texas, covering 17.4 acres of land, more or less, out of the John McFarland League, A-46, Waller County, Texas.

45) Oil and Gas Lease dated October 6, 2001, from Helen H. Dixon, as Lessor, to Chief Operating Company,, as Lessee, and recorded in Volume 708, Page 865 of the Official Records of Waller County, Texas, covering 175.5 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

46) Oil and Gas Lease dated September 24, 2001, from Julia Ryman Holmes, as Lessor, to Chief Operating Company, as Lessee, and recorded in Volume 707, Page 143 of the Official Records of Waller County, Texas, covering 317.5 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

47) Oil and Gas Lease dated February 22, 2000, from Ted S. Murray, Trustee as Lessor, to Pan American Energy, L. L. C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 647, Page 48 of the Official Records of Waller County, Texas, covering 24.506 acres of land, more or less, being out of and part of the William Cooper League, A-20, Waller County, Texas.

48) That certain undivided mineral interest acquired by Pan-American Energy, L.L.C. in that certain Deed from Jerry Blackwell and Eli Smith and Associates, Inc. to Pan-American Energy, L.L.C. dated January 5, 2000, recorded in Volume 641, Page 300 of the Official Records of Waller County, Texas, covering 25 acres of land, more or less, being out of and part of the William Cooper League, A-20, Waller County, Texas.

49) That certain undivided mineral interest in that certain Deed from Steve Elder, Trustee to Eli Smith and Associates dated March 7, 2000, recorded at Volume 647 Page 687 of the Official Records of Waller County, Texas, covering 24.506 acres of land, more or less, being out of and part of the William Cooper League, A-20, Waller County, Texas

50) Oil and Gas Lease dated November 22, 2001, from Frost Mineral Trust, L.L.C., as Lessor, to Chief Operating Company, as Lessee recorded in Volume 715, Page 53 of the Official Records of Waller County, Texas, covering 24 acres, more or less, out of the William Cooper survey, A-20, Waller County, Texas.

51) Oil and Gas Lease dated November 22, 2001, from Laxman P. Kuratti et ux, as Lessor, to Chief Operating Company, as Lessee with Memorandum of Lease being recorded in Volume ___ Page __ of the Official Records of Waller County, Texas, covering 16.702 acres, more or less, out of the William Cooper survey, A-20, Waller County, Texas.

52) Oil and Gas Lease dated November 22, 2001, from Goodrich Ventures et al, as Lessor, to Chief Operating Company, as Lessee with Memorandum of Lease being recorded in Volume 714 Page 637 of the Official Records of Waller County, Texas, covering 24 acres, more or less, out of the William Cooper survey, A-20, Waller County, Texas.

53) Oil and Gas Lease dated April 19, 2002, from Frost Interests, LTD, as Lessor, to Chief Operating Company, as Lessee with Memorandum of Lease being recorded in Volume ____ Page ____ of the Official Records of Waller County, covering 1242.75 acres, more or less, out of the William Cooper survey A-20 and the John McFarland survey A-46, Waller County, Texas.

54) Oil and Gas Lease dated September 28, 1999, from James H. and Barbara R. Degnan Marital Trust, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 635, Page 289 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

55) Oil and Gas Lease dated September 24, 1999, from James R. Carson, III, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 635, Page 532 of the Official Records of Waller County, Texas, covering 484.8125 acres of land, more or less, being out of the part of the William Cooper League, A-20, the John McFarland League, A-46, Waller County, Texas.

56) Oil and Gas Lease dated September 23, 1999, from Mack C. Milner, Jr., as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 633, Page 536 of the Official Records of Waller County, Texas, covering 422.8125 acres of land, more or less, being out of and part of theWilliam Cooper League, A-20, and the John McFarland League, A-46, Waller County, Texas.

57) Oil and Gas Lease dated September 28, 1999, from Mack C. Milner, Jr., as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 633, Page 516 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

58) Oil and Gas Lease dated September 27, 1999, from Hugh M. Morrison, et ux, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 634, Page 654 of the Official Records of Waller County, Texas, covering 25.542 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

59) Oil and Gas Lease dated October 6, 1999, from Allen B. Hannay, III, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 634, Page 658 of the Official Records of Waller County, Texas, covering 175.5 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

60) Oil and Gas Lease dated October 1, 1999, from The Virginia Ryman Larsson Trust, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 633, Page 449 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

61) Oil and Gas Lease dated September 27, 1999, from Norma Frances Donigan, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 633, Page 455 of the Official Records of Waller County, Texas, covering 25.542 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

62) Oil and Gas Lease dated October 6, 1999, from Robert C. Hannay, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 633, Page 460 of the Official Records of Waller County, Texas, covering 175.5 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

63) Oil and Gas Lease dated September 28, 1999, from Julia Ryman Holmes, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 633, Page 467 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

64) Oil and Gas Lease dated September 28, 1999, from Mary James Sisk Breeden, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 633, Page 473 of the Official Records of Waller County, Texas, covering 459.8125 acres of land, more or less, being out of and part of the William Cooper League, A-20, and the John McFarland League, A46, Waller County, Texas.

65) Oil and Gas Lease dated September 21, 1999, from Stephen B. Mitchell, et ux, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 633, Page 481 of the Official Records of Waller County, Texas, covering 33.5148 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

66) Oil and Gas Lease dated September 24, 1999, from Robert Charles Carson, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 633, Page 485 of the Official Records of Waller County, Texas, covering 484.8125 acres of land, more or less, being out of and part of the William Cooper League, A-20, and the John McFarland League, A46, Waller County, Texas.

67) Oil and Gas Lease dated September 29, 1999, from Eldridge Dickinson Ryman, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 633, Page 493 of the Official Records of Waller County, Texas, covering 353.5 acres of land, more or less, being out of and part of the William Cooper League, A-20, and the John McFarland League, A-46, Waller County, Texas.

68) Oil and Gas Lease dated September 24, 1999, from William A. Haskell, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 633, Page 500 of the Official Records of Waller County, Texas, covering 458.8125 acres of land, more or less, being out of and part the William Cooper League, A-20, and the John McFarland League, A46, Waller County, Texas.

69) Oil and Gas Lease dated October 1, 1999, from Martha Dowdell Ratliff, Individually and as Independent Executrix of the Estate of George Ernest Ratliff, dec'd., as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 633, Page 522 of the Official Records of Waller County, Texas, covering 458.8125 acres of land, more or less, being out of and part of the William Cooper League, A-20, and the John McFarland League, A-46, Waller County, Texas.

70) Oil and Gas Lease dated September 27, 1999, from Marilyn Mimer, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 633, Page 530 of the Official Records of Waller County, Texas, covering 167.3125 acres of land, more or less, being out of and part of the William Cooper League, A-20, and the John McFarland League, A46, Waller County, Texas.

71) Oil and Gas Lease dated September 23, 1999, from James H. and Barbara R. Degnan Marital Trust, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 633, Page 543 of the Official Records of Waller County, Texas, covering 317.5 acres of land, more or less, being out of and part of the William Cooper League, A-20, and the John McFarland League, A46, Waller County, Texas.

72) Oil and Gas Lease dated September 23, 1999, from The Virginia Ryman Larsson Trust, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 633, Page 550 of the Official Records of Waller County, Texas, covering 317.5 acres of land, more or less, being out of and part of the William Cooper League, A-20, and the John McFarland League, A-46, Waller County, Texas.

73) Oil and Gas Lease dated September 24, 1999, from Ruby Ruth Bentinck, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 633, Page 508 of the Official Records of Waller County, Texas, covering 458.8125 acres of land, more or less, being out of and part of the William Cooper League, A-20, and the John McFarland League, A46, Waller County, Texas.

74) Oil and Gas Lease dated November 20, 1999, from Frost Family I, Ltd., as Lessor, to Pan American Energy, L. L. C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 641, Page 309 of the Official Records of Waller County, Texas, covering 1,242.8725 acres of land, more or less, being out of and part of the William Cooper League, A-20, and the John McFarland League, A46, Waller County, Texas.

75) Oil and Gas Lease dated October 29, 1999, from Osprey Resources, Inc., as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 637, Page 427 of the Official Records of Waller County, Texas, covering 9 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

76) Oil and Gas Lease dated October 29, 1999, from Osprey Resources, Inc., as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 637, Page 421 of the Official Records of Waller County, Texas, covering 1.5 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

77) Oil and Gas Lease dated October 29, 1999, from Osprey Resources, Inc., as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 637, Page 445 of the Official Records of Waller County, Texas, covering 7 acres of land, more or less, out of the John McFarland League, A-46, Waller County, Texas.

78) Oil and Gas Lease dated October 29, 1999, from Osprey Resources, Inc., as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 637, Page 415 of the Official Records of Waller County, Texas, covering 8.654acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

79) Oil and Gas Lease dated October 29, 1999, from Osprey Resources, Inc., as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 637, Page 409 of the Official Records of Waller County, Texas, covering 12.5 acres of land, more or less, out of the Wilham Cooper League, A-20, Waller County, Texas.

80) Oil and Gas Lease dated October 29, 1999, from Osprey Resources, Inc., as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 637, Page 433 of the Official Records of Waller County, Texas, covering 48.4 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

81) Oil and Gas Lease dated October 29, 1999, from Osprey Resources, Inc., as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 637, Page 457 of the Official Records of Waller County, Texas, covering 11 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

82) Oil and Gas Lease dated October 29, 1999, from Osprey Resources, Inc., as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 637, Page 451 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

83) Oil and Gas Lease dated October 29, 1999, from Osprey Resources, Inc., as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 637, Page 463 of the Official Records of Waller County, Texas, covering 25 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

84) Oil and Gas Lease dated October 29, 1999, from Osprey Resources, Inc., as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 637, Page 439 of the Official Records of Waller County, Texas, covering 37.80 acres of land, more or less, Out of the John McFarland League, A-46, Waller County, Texas.

85) Oil and Gas Lease dated October 29, 1999, from Osprey Resources, Inc., as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 637, Page 469 of the Official Records of Waller County, Texas, covering 25 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

86) Oil and Gas Lease dated October 6, 1999, from Helen H. Dixon, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 636, Page 894 of the Official Records of Waller County, Texas, covering 175.5 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

87) Oil and Gas Lease dated November 23, 1999, from Frost Properties, Ltd., a Texas Limited Partnership, acting by and through Frost Management, L. L. C., as General Partner, as Lessor, to Pan American Energy, L. L. C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 637, Page 403 of the Official Records of Waller County, Texas, covering 1,242.872, acres of land, more or less, being out of and part of the William Cooper League, A-20, and the John McFarland League, A-46, Waller County, Texas.

88) Oil and Gas Lease dated December 29, 1999, from W. P. Craddock, Jr., as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 641, Page 460 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas

89) Oil and Gas Lease dated January 14, 2000, from Betty Kyle, as general partner of Kyle-Wood Partners, Ltd., as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647, Page 640 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

90) Mineral Deed dated January 5, 2000, from Eli Smith and Associates, Inc. and Jerry Blackwell as Assignor, to Pan American Energy, L. L. C., as Assignee, and recorded in Volume 641 ,Page 300 of the Official Records of Waller County, Texas, covering 25 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

91) Oil and Gas Lease dated January 18, 2000, from Linda Craddock, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 435 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the Wililam Cooper League, A-20, Waller County, Texas.

92) Oil and Gas Lease dated January 25, 2000, from Diana Dunnam Hill, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 450 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the John McFarland League, A-46, Waller County, Texas.

93) Oil and Gas Lease dated January 21, 2000, from Virginia R. Frost, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 474 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the John McFarland League, A-46, Waller County, Texas

94) Oil and Gas Lease dated January 21, 2000, from Sandra Dunnam Justice, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 486 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the John McFarland League, A-46, Waller County, Texas.

95) Oil and Gas Lease dated January 21, 2000, from Nell Frost Sergent, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 580 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the John McFarland League, A-46, Waller County, Texas.

96) Oil and Gas Lease dated January 21, 2000, from Paul O. Sergent Jr., Personal Representative of the Estate of H. Gordon Frost, dec'd, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 656 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the John McFarland League, A-46, Waller County, Texas.

97) Oil and Gas Lease dated January 21, 2000, from Jerline R. Jones, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 604 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

98) Oil and Gas Lease dated January 14, 2000, from Lois S. Rotterman, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 607 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

99) Oil and Gas Lease dated January 18, 2000, from Katherine Sykes Davis, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 609 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

100) Oil and Gas Lease dated January 18, 2000, from Julia G. Adams, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 612 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

101) Oil and Gas Lease dated January 25, 2000, from Ronald G. Adams, Individually and Executor of the Estate of Will Adams Jr., as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 615 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas.

102) Oil and Gas Lease dated January 18, 2000, from Evelyn Adams Graves, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 618 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas

103) Oil and Gas Lease dated January 18, 2000, from Ruth Frances. Adams, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 621 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas

104) Oil and Gas Lease dated January 12, 2000, from Constance H. Seger, Individually and executrix of the Estate of Hunter P. Harris, deceased, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 635 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas

105) Oil and Gas Lease dated January 31, 2000, from Ruthie Mae Adams, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 637 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas

106) Oil and Gas Lease dated January 10, 2000, from Edis M. Schwarz, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 642 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas

107) Oil and Gas Lease dated January 25, 2000, from Ophelia T. Swain, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 644 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas

108) Oil and Gas Lease dated January 18, 2000, from Edward Manuel Hovas et al., as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 662 of the Official Records of Waller County, Texas, covering 166.5 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas

109) Oil and Gas Lease dated January 18, 2000, from Robert Gene Adams, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 669 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas

110) Oil and Gas Lease dated December 29, 1999, from W.P. Craddock, Trustee of the Craddock Royalty Trust Fund, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 676 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas

111) Oil and Gas Lease dated March 3, 2000, from Rozina R. Gardner, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 678 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas

112) Oil and Gas Lease dated February 23, 2000, from Ellen Adams Foley, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 684 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas

113) Oil and Gas Lease dated February 23, 2000, from Francis Adams, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 689 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas

114) Oil and Gas Lease dated March 1, 2000, from John M. Fultz, as Lessor, to Pan American Energy, L. L. C., as Lessee, and recorded in Volume 647 Page 692 of the Official Records of Waller County, Texas, covering 36 acres of land, more or less, out of the William Cooper League, A-20, Waller County, Texas

115) Oil and Gas Lease dated January 17, 2000, from Dino-Due, L.C., as Lessor, to Pan American Energy, L. L. C., as Lessee, with Memorandum of Oil and Gas Lease recorded in Volume 644, Page 325 of the Official Records of Waller County, Texas, covering 1,242.8725 acres of land, more or less, being out of and part of the William Cooper League, A-20, and the John McFarland League, A46, Waller County, Texas.

116) Oil and Gas Lease dated January 19, 2000, from James W. Adresen, as Lessor, to Pan American Energy, L. L. C., as Lessee, covering 48.5 acres of land, more or less, being out of and part of the William Cooper League, A-20, Waller County, Texas.

117) Oil and Gas Lease dated January 20, 2000, from Dolph Briscoe Jr., as Lessor, to Pan American Energy, L. L. C., as Lessee, covering 48.5 acres of land, more or less, being out of and part of the William Cooper League, A-20, Waller County, Texas.

118) Oil and Gas Lease dated January 19, 2000, from Gordon Briscoe, as Lessor, to Pan American Energy, L. L. C., as Lessee, covering 48.5 acres of land, more or less, being out of and part of the William Cooper League, A-20, Waller County, Texas.

119) That certain undivided mineral interest in that certain Deed from Steve Elder, Trustee to Eli Smith and Associates dated March 7, 2000, recorded at Volume 647 Page 687 of the Official Records of Waller County, Texas, covering 24.506 acres of land, more or less, being out of and part of the William Cooper League, A-20, Waller County, Texas

120) Oil and Gas Lease from SGH Royalty Partners, LTD to Chief Operating Company dated October 3, 2001, with Memorandum of Lease filed at Volume 708, Page 654 of the Deed Records of Waller County, Texas.